Exhibit 10.7

STOCK APPRECIATION RIGHTS AGREEMENT

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) entered into as of October 1, 2012 (the “Grant Date”) between GelTech Solutions, Inc. (the “Company”) and __________ (the “Recipient”).

WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the 2007 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Recipient the stock appreciation rights.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.

Grant of SARs.  The Company irrevocably granted to the Recipient, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right to exercise all or any part of 200,000 stock settled stock appreciation rights into shares of authorized but unissued or treasury common stock of the Company (the “SARs”) on the terms and conditions herein set forth.  This Agreement replaces any other agreement or offer letter previously provided to the Recipient, if any, with respect to these SARs.  The Recipient acknowledges receipt of a copy of the Plan, as amended.

2.

Price.  The exercise price of the SARs is $0.45 per share.

3.

Vesting - When Exercisable.

(a)

The SARs shall vest as described on Schedule A of this Agreement, subject to the Recipient’s continued employment with the Company on each applicable vesting date.  Any fractional vesting shall be rounded up to the extent necessary.  Notwithstanding any other provision in this Agreement, the SARs shall vest immediately on the occurrence of a Change of Control, as defined under the Plan (a “Triggering Event”); provided, however, that there shall be no immediate vesting under romanette (ii) of the definition of Change of Control if the directors serving just prior to the Triggering Event remain the majority of the Board after the Triggering Event. Additionally, all SARs shall vest immediately (subject to the preceding sentence) on the date the Company publicly announces, by press release, by disclosure in a filing with the Securities and Exchange Commission or otherwise (the “Public Announcement”), its intention to sell substantially all of the Company’s assets or to enter into a merger or consolidation as described in clauses (i) and (ii) under the definition of Change of Control in the Plan.  If the Recipient exercises the SARs within 10 calendar days from the date of the Public Announcement, the Recipient shall be deemed a record holder of the shares underlying the SARs as of the record date of the Change of Control.

(b)

Subject to Sections 3(c) and 4 of this Agreement, the vested SARs are exercisable until 6:00 p.m. New York time for 10 years from the Grant Date (the “Expiration Date”).  Upon exercise, in whole or in part, the Recipient shall be entitled to receive from the Company a number of shares of common stock equal to the excess of the Fair Market Value, as defined under the Plan, (on the date of exercise) of one share of common stock over the exercise price, multiplied by the number of SARs being exercised, the product of which shall be divided by the Fair Market Value. For example: if the Fair Market Value is $1.35 and all of the SARs are exercised, then the Recipient shall receive 133,333 shares [($1.35-$0.45)*200,000] / $1.35.

(c)

Notwithstanding any other provision of this Agreement, at the discretion of the Board or the Compensation Committee (as defined in the Plan), all SARs, whether vested or unvested, will be immediately forfeited if any of the following events occur:

(1)

The Recipient is dismissed as an employee based upon fraud, theft, or dishonesty, which is reflected in a written or electronic notice given to the employee;

(2)

The Recipient purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3)

The Recipient breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4)

The Recipient competes with the Company during a period of one year following termination of employment by soliciting customers located within or otherwise where the Company is doing business within any state, or where the Company expects to do business within three months following termination and, in this later event, the Recipient has actual knowledge of such plans;

(5)

The Recipient is unavailable for consultation after termination of the Recipient if such availability is a condition of any agreement between the Company and the Recipient;

(6)

The Recipient recruits Company personnel for another entity or business within 24 months following termination of employment;

(7)

The Recipient fails to assign any invention, technology, or related intellectual property rights to the Company if such assignment is a condition of any agreement between the Company and the Recipient;

(8)

The Recipient acts in a disloyal manner to the Company; or

(9)

A finding by the Board that the Recipient has acted against the interests of the Company.

This Section 3(c) and Section 5 shall no longer remain in effect after the occurrence of a Change of Control.

4.

Termination of Relationship.

(a)

If for any reason, except death or disability as provided below, the Recipient ceases to act as an employee of the Company, all vested SARs as of the date of the termination of employment may be exercised by the Recipient at any time within three months following termination of employment.

(b)

If the Recipient shall die while an employee of the Company, the Recipient’s estate or any Transferee, as defined herein, shall have the right to exercise the Recipient’s vested SARs within the time provided in the Plan subject to Section 3(c) above.  For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

(c)

If the Recipient becomes disabled, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, while an employee of the Company, the Recipient shall have the right to exercise the Recipient’s vested SARs within the time provided in the Plan.

(d)

Notwithstanding anything contained in this Section 4, the SARs may not be exercised after the Expiration Date.

(e)

Any of the SARs that were not vested immediately prior to termination of employment shall terminate at that time.

For purposes of this Section 4 “Company” shall include subsidiaries and/or affiliates of the Company.

5.

Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 3(c) of this Agreement occur within one year following the date the Recipient last performed services as an employee of the Company (the “Termination Date”) (or such longer period required by any written employment agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying the SARs, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the Recipient to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of this SAR by payment of the exercise price to the Recipient.  To the extent that another written agreement with the Company extends the events in Section 3(c) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.

Method of Exercise.  The SARs shall be exercisable by a written notice, in the form of the attached Notice of Exercise, which shall:

(a)

state the election to exercise the SARs, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b)

if applicable, contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 11 hereof;

(c)

be signed by the person or persons entitled to exercise the SARs and, if the SARs are being exercised by any person or persons other than the Recipient, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the SARs;

(d)

be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Recipient fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the SARs or (ii) withhold and set-off against compensation and any other amounts payable to the Recipient the amount of such required payment. Such withholding may be in the shares underlying the SARs at the sole discretion of the Company.

The certificate or certificates for shares of common stock as to which the SARs shall be exercised shall be registered in the name of the person or persons exercising the SARs.

7.

Sale of Shares Acquired Upon Exercise of SARs.  If the Recipient is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to the SARs cannot be sold by the Recipient until at least six months elapse from the Grant Date except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

8.

Anti-Dilution Provisions.  The SARs granted hereunder shall have the anti-dilution rights set forth in the Plan.

9.

Necessity to Become Holder of Record.  Neither the Recipient, the Recipient’s estate, nor any Transferee shall have any rights as a shareholder with respect to any of the shares underlying the SARs until such person shall have become the holder of record of such shares.  No cash dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

10.

Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Recipient at any time, with or without cause.

11.

Conditions to Exercise of SARs.  If a Registration Statement on Form S-8 (or any other successor form) is not effective as to the shares of common stock issuable upon exercise of the SARs, the remainder of this Section 11 is applicable as to federal law.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Recipient, the Recipient’s estate, or any Transferee as a condition of the exercising of the SARs granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the SARs are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The SARs are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the SARs upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the SARs, the SARs may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12.

Transfer.  No transfer of the SARs by the Recipient by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the SARs.

13.

Duties of the Company.  The Company will at all times during the term of the SARs:

(a)

Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)

Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)

Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

14.

Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Recipient and the Recipient’s respective successors in interest.

15.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

16.

Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

17.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

18.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery followed by overnight next day delivery, as follows:

The Recipient:

______________

______________

______________

______________

The Company:

GelTech Solutions, Inc.

1460 Park Lane South, Suite 1

Jupiter, FL 33458

Attention: Michael Cordani

Facsimile: (561) 427-6182

with a copy to:

Michael D. Harris, Esq.

Nason Yeager Gerson White & Lioce, P.A.

1645 Palm Beach Lakes Blvd., Suite 1200

West Palm Beach, FL 33401

Facsimile: (561) 686-5442

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

19.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

20.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Delaware without regard to choice of law considerations.

21.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

22.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

23.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

24.

Stop-Transfer Orders.

(a)

The Recipient agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)

The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:	GELTECH SOLUTIONS, INC.

By:

RECIPIENT

Schedule A

Stock Appreciation Rights Agreement

(1) 200,000 vest as of the date of the Agreement;

(2) another 200,000 vest upon the Company generating $3,000,000 in revenues in any 12 month period;

(3) another 200,000 vest upon the Company generating $5,000,000 in revenues in any 12 month period;

(4) another 200,000 vest upon the Company generating $6,000,000 in revenues in any 12 month period;

As previously stated in this Agreement, the vesting of the SARs is subject to continued employment on each applicable vesting date.

NOTICE OF EXERCISE

To:

__________________________

__________________________

__________________________

Attention _________, _______________

Facsimile: (____) _____-______

Please be advised that I hereby elect to exercise my option to exercise ___________ shares of Stock Appreciation Rights, pursuant to the Stock Appreciation Rights Agreement dated ____________, 2012.  Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

Name of Holder (Please Print): ________________________________

Address of Holder

________________________________________________________________

Telephone Number of Holder:

________________________________

Social Security Number of Holder:

________________________________

If the certificate is to be issued to person other than the Holder, please provide the following for such person:

________________________________

(Name)

________________________________

(Address)

________________________________

________________________________

________________________________

(Telephone Number)

________________________________

(Social Security Number)

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am______ am not ______ [please initial one] an accredited investor for at least one of the reasons on the attached Exhibit A.  If the SEC has amended the rule defining the definition of accredited investor, I acknowledge that as a condition to exercise the securities, the Company may request updated information regarding the Holder’s status as an accredited investor.  My exercise of the securities shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

________________________________

Dated: _________________

Signature of Holder

Exhibit A

To Notice of Exercise of Stock Appreciation Rights Agreement

For Individual Investors Only:

1.

A person who has an individual net worth, or a person who with his or her spouse has a combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to exercising the securities, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

2a.

A person who had individual income (exclusive of any income attributable to the person’s spouse) of more than who has $200,000 in each of the two most recently completed years and who reasonably expects to have an individual income in excess of $200,000 this year.

2b.

Alternatively, a person, who with his or her spouse, has joint income in excess of $300,000 in each applicable year.

3.

A director or executive officer of the Company.

Other Investors:

4.

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (“Securities Act”) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

5.

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

6.

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

7.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

8.

An entity in which all of the equity owners are accredited investors.